ARMOUR RESIDENTIAL REIT, INC. REPORTS FINANCIAL RESULTS
FOR THE QUARTER ENDED MARCH 31, 2018

GAAP INCOME OF $44.7 MILLION, OR $0.96 PER COMMON SHARE
CORE INCOME OF $32.0 MILLION, OR $0.66 PER COMMON SHARE

VERO BEACH, Florida -- April 25, 2018 -- ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA, and ARR PrB) (“ARMOUR” or the “Company”) today announced financial results for the quarter ended March 31, 2018.

Q1 2018 Highlights and Financial Information

◦	$44.7 million ($0.96 per Common share) net income under Generally Accepted Accounting Principles (“GAAP”) based on 42,330,652 weighted average diluted Common shares outstanding

◦
$32.0 million ($0.66 per Common share) Core Income including “Drop Income” (as defined below), which represents an annualized return of 9.7% based on stockholders’ equity at the beginning of the quarter

◦	$0.57 per share Common dividends for Q1 at the rate of $0.19 per month

◦	3.1% average yield on assets and 1.5% average net interest margin

◦	6.3% annualized average principal repayment rate (“CPR”)

At March 31, 2018

◦	$23.28 NYSE closing price per Common share

▪	$1.24 billion stockholders’ equity based on period-end stock outstanding of:
▪41,902,723 shares of Common Stock
▪2,180,572 shares of 8.250% Series A Cumulative Redeemable Preferred (“Preferred A”)
▪6,369,269 shares of 7.875% Series B Cumulative Redeemable Preferred (“Preferred B”)

◦	$24.61 stockholders’ equity per Common share, a decrease of 7.6% from December 31, 2017

◦	$8.0 billion portfolio of securities, including $1.0 billion of Credit Risk and Non-Agency Securities as well as $0.7 billion of U.S. Treasury Securities

◦	$4.3 billion notional amount of (“to-be-announced”) TBA Agency Securities

◦	$6.8 billion notional amount of interest rate swaps

◦	5.5 to 1 “leverage” (debt to stockholders’ equity); 7.6 to 1 “implied leverage,” reflecting net TBA Agency Securities purchased forward and excluding debt related to forward settling sales

◦	$686.7 million of liquidity in cash and unpledged securities (55.2% of stockholders’ equity)

◦	(5.4)% total economic return

◦	(7.3)% total shareholder return

Updated Information

•	Common dividends per share - $0.19 payable on April 27, 2018, and on May 30, 2018, as discussed below

•	Book value at April 24, 2018, was estimated to be $23.69 per Common share outstanding

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Additional updated information on the Company’s investment, financing and hedge positions can be found in ARMOUR Residential REIT, Inc.’s most recent “Company Update.” ARMOUR posts unaudited and unreviewed Company Updates on www.armourreit.com.

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ARMOUR Residential REIT, Inc. Reports Financial Results for the Quarter Ended March 31, 2018

April 25, 2018

GAAP Net Income and Comprehensive Income
For the purposes of computing GAAP net income, the change in fair value of the Company’s derivatives is reflected in current period net income, while the change in fair value of its Agency Securities is reflected in comprehensive income. GAAP net income for Q1 2018 was approximately $44.7 million, including mark-to-market gains on derivatives and Credit Risk and Non-Agency Securities of $97.2 million and $1.3 million, respectively, and $(38.6) million of realized loss on derivatives. Other comprehensive loss for Q1 2018 was $(100.7) million, resulting in comprehensive loss of $(56.0) million for the quarter.

Core Income, Including Drop Income
Core Income, including Drop Income, for the quarter ended March 31, 2018, was approximately $32.0 million, exceeding total dividend payments to stockholders for the quarter of $28.4 million. Core Income, including Drop Income, is a non-GAAP measure and is defined as net income excluding impairment losses, gains or losses on sales of securities and early termination of derivatives, unrealized gains or losses on derivatives and certain non-recurring expenses, plus Drop Income (as defined below). Core Income may differ from GAAP net income, which includes the unrealized gains or losses of the Company’s derivative instruments and the gains or losses on Agency, Credit Risk and Non-Agency and Interest-only Securities.

For a portion of our Agency securities we may enter into to-be-announced (TBA) forward contracts for the purchase or sale of Agency Securities at a predetermined price, face amount, issuer, coupon and stated maturity on an agreed-upon future date, but the particular Agency Securities to be delivered are not identified until shortly before the TBA settlement date. We account for TBA Agency Securities as derivative instruments if it is reasonably possible that we will not take or make physical delivery of the Agency Securities upon settlement of the contract. We may choose, prior to settlement, to move the settlement of these securities out to a later date by entering into an offsetting short or long position (referred to as a “pair off”), net settling the paired off positions for cash, and simultaneously purchasing or selling a similar TBA Agency Security for a later settlement date. This transaction is commonly referred to as a “dollar roll.” We account for TBA dollar roll transactions as a series of derivative transactions.
Forward settling TBA contracts typically trade at a discount, or “Drop,” to the regular settled TBA contract to reflect the expected interest income on the underlying deliverable Agency Securities, net of an implied financing cost, that would have been earned by the buyer if the contract settled on the next regular settlement date. When we enter into TBA contracts to buy Agency Securities for forward settlement, we earn this “Drop Income,” because the TBA contract is essentially a leveraged investment in the underlying Agency Securities. The amount of Drop Income is calculated as the difference between the spot price of similar TBA contracts for regular settlement and the forward settlement price on the trade date. We generally account for TBA contracts as derivatives and Drop Income is included as part of the periodic changes in fair value of the TBA contracts which we recognize currently in the Other Income (Loss) section of our Consolidated Statement of Operations.
Dividends
The Company paid dividends of $0.19 per Common share of record for each month in Q1 2018. Payments to Common stockholders for Q1 2018 were approximately $24.1 million. The Company also paid monthly dividends of $0.171875 per outstanding share of 8.250% Series A Cumulative Redeemable Preferred Stock and $0.1640625 per outstanding share of 7.875% Series B Cumulative Redeemable Preferred Stock, resulting in aggregate payments to preferred stockholders of approximately $4.3 million in Q1 2018.

Common dividends in the amount of $0.19 per Common share are payable on April 27, 2018, to holders of record on April 13, 2018. Common dividends in the amount of $0.19 per Common share are payable on May 30, 2018 to holders of record on May 15, 2018. The board of directors determines the Common share dividend rate based upon the REIT requirements and other relevant considerations. Dividends in excess of current tax earnings and profits for the year

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ARMOUR Residential REIT, Inc. Reports Financial Results for the Quarter Ended March 31, 2018

April 25, 2018

(including any amounts carried forward from prior years) will generally be treated as non-taxable return of capital to Common stockholders.

Stock Issuance
During Q1 2018, we issued 106,874 shares under our Preferred B ATM Sales Agreement for net proceeds of $2.6 million.

Per Share Amounts
Per Common share amounts are net of applicable Preferred Stock dividends and liquidation preferences.

Portfolio
As of March 31, 2018, the Company’s Agency Securities portfolio consisted of Fannie Mae, Freddie Mac and Ginnie Mae mortgage securities, substantially all of which are fixed rate securities, and was valued at $6.2 billion on a trade date basis. The Company’s Credit Risk and Non-Agency Securities portfolio was valued at $1.0 billion, U.S. Treasury Securities valued at $0.7 billion and the Company’s TBA Agency Securities valued at $4.3 billion. During Q1 2018, the annualized yield on the Company’s MBS portfolio (including TBA Agency Securities) was 3.05%, and the annualized cost of funds on average liabilities (including realized cost of hedges) was 1.53%, resulting in a net interest spread of 1.52% for Q1 2018.

Portfolio Financing, Leverage and Interest Rate Hedges
As of March 31, 2018, the Company financed its mortgage backed securities portfolio with approximately $6.9 billion of borrowings under repurchase agreements. The Company’s leverage ratio as of March 31, 2018, was 5.5 to 1 (7.6 to 1, including TBA Agency Securities purchased forward and excluding debt related to forward settling sales). As of March 31, 2018, the Company’s liquidity totaled approximately $686.7 million, consisting of approximately $216.5 million of cash, plus approximately $470.2 million of unpledged securities (including securities received as collateral). As of March 31, 2018, the Company’s repurchase agreements had a weighted-average maturity of approximately 22 days, an average rate of 2.0% and a haircut of 5.8%.

The Company had a notional amount of various maturities of interest rate swap contracts of approximately $6.8 billion with a weighted average swap rate of 1.9%.

Regulation G Reconciliation
Core Income excludes impairment losses, gains or losses on sales of securities and early termination of derivatives, unrealized gains or losses on derivatives and certain non-recurring expenses, plus Drop Income. The Company believes that Core Income is useful to investors because it is related to the amount of dividends the Company may distribute. However, because Core Income is an incomplete measure of the Company’s financial performance and involves differences from net income computed in accordance with GAAP, Core Income should be considered as supplementary to, and not as a substitute for, the Company’s net income computed in accordance with GAAP as a measure of the Company’s financial performance.

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ARMOUR Residential REIT, Inc. Reports Financial Results for the Quarter Ended March 31, 2018

April 25, 2018

The following tables reconcile the Company’s results from operations to Core Income and Core Income per Common share for the quarter ended March 31, 2018 (dollar amounts in millions, except per share amounts):

Core Income
(in millions)
GAAP net income	$44.7
Book to tax differences:
Credit Risk and Non-Agency Securities	(1.2)
Interest-only Securities	(0.4)
U.S. Treasury Securities, unrealized gains	(2.6)
Changes in interest rate contracts	(64.3)
Other than temporary impairment of Agency Securities	12.1
Loss on Security Sales	32.6
Drop Income	11.1
Core Income	$32.0

Core Income	$32.0
Dividends on Preferred Stock	(4.3)
Core Income available to common stockholders	$27.7
Common shares outstanding	41.9
Core Income Per Common Share	$0.66

Common Stock
As of March 31, 2018, there were 41,902,723 Common shares outstanding.

The following table shows the changes in stockholders’ equity per Common share during the quarter ended March 31, 2018:

Stockholders’ equity per Common share - December 31, 2017	$26.62
Core Income	0.66
Investment net loss	(2.10)
Common stock dividends	(0.57)
Stockholders’ equity per Common share - March 31, 2018	$24.61

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ARMOUR Residential REIT, Inc. Reports Financial Results for the Quarter Ended March 31, 2018

April 25, 2018

Conference Call
As previously announced, the Company will provide an online, real-time webcast of its conference call with equity analysts covering Q1 2018 operating results on Thursday, April 26, 2018, at 8:00 a.m. (Eastern Time). The live broadcast will be available online and can be accessed at https://www.webcaster4.com/Webcast/Page/896/25545. To monitor the live webcast, please visit the website at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An online replay of the event will be available on the Company’s website at www.armourreit.com and continue for one year.

ARMOUR Residential REIT, Inc.
ARMOUR invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises (“GSEs”), or guaranteed by the Government National Mortgage Association. In addition, ARMOUR invests in other securities backed by residential mortgages for which the payment of principal and interest is not guaranteed by a GSE or government agency. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).

Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC’s Internet site at www.sec.gov, or the Company website www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT:     investors@armourreit.com
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340

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